Exhibit T3F

CROSS-REFERENCE TABLE*

TIA SECTION		INDENTURE SECTION
Section	310(a)(1)	7.09
	(a)(2)	7.09
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.08; 7.09, 7.10, 7.11
	(c)	N.A.
Section	311(a)	7.13
	(b)	7.13
	(c)	N.A.
Section	312(a)	2.05
	(b)	13.03
	(c)	13.03
Section	313(a)	7.14
	(b)(1)	N.A.
	(b)(2)	7.14
	(c)	13.02
	(d)	7.14
Section	314(a)	4.02,13.02
	(b)	N.A.
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.05
	(f)	4.04
Section	315(a)	7.01
	(b)	7.15,13.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
Section	316(a)(last sentence)	2.08
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	N.A.
Section	317(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
Section	318(a)	13.01

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of the Indenture.

**	N.A. means Not Applicable.